SCHEDULE A TO
                            THE DISTRIBUTION PLAN II
                            ------------------------


SERIES II FUNDS (EFFECTIVE SEPTEMBER 2, 2003):
---------------------------------------------

Black Diamond 500 Protected Growth Fund II
Black Diamond 100 Protected Growth Fund II
Black Diamond 2000 Protected Growth Fund II
Black Diamond 400 Protected Growth Fund II
Black Diamond Total Index Protected Growth Fund II
Black Diamond LS Protected Growth Fund II

SERIES III FUNDS (EFFECTIVE DECEMBER 11, 2003):
----------------------------------------------

Black Diamond 500 Protected Growth Fund III
Black Diamond 100 Protected Growth Fund III
Black Diamond 2000 Protected Growth Fund III
Black Diamond 400 Protected Growth Fund III
Black Diamond Total Index Protected Growth Fund III
Black Diamond LS Protected Growth Fund III


Schedule Amended:  December 11, 2003














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